Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
Zurn Elkay Water Solutions Corporation
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)

Equity	Common Stock, $.01 par value per share	Rule 457(c) and Rule 457(h)	2,500,000	$33.91	$84,775,000	$.00015310	$12,979.06

Total Offering Amounts							$12,979.06

Total Fee Offsets							$0

Net Fee Due							$12,979.06

(1)
The Zurn Elkay Water Solutions Corporation Performance Incentive Plan (the “Plan”) initially provided by its terms for the issuance of up to 8,350,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”). The Registrant filed a Registration Statement on Form
S-8
with the Securities and Exchange Commission on March 29, 2012 (File
No. 333-180450),
related to 8,350,000 shares of Common Stock issuable under the Plan. On August 1, 2016, following the amendment and restatement of the Plan by the Registrant’s stockholders, the Registrant filed an additional Registration Statement on Form
S-8
with the Securities and Exchange Commission (File
No. 333-212811)
related to an additional 3,800,000 shares of Common Stock issuable under the Plan. On July 30, 2019, following the amendment and restatement of the Plan by the Registrant’s stockholders, the Registrant filed an additional Registration Statement on Form
S-8
with the Securities and Exchange Commission (File
No. 333-232900)
related to an additional 1,000,000 shares of Common Stock issuable under the Plan. In connection with the closing of a Reverse Morris Trust Transaction on October 7, 2021, 6,515,489 additional shares were registered on Form
S-8
with the Securities and Exchange Commission (File
No. 333-260107)
in connection with an increase in the number of shares reserved under the Plan pursuant to an automatic adjustment provision contained within the Plan. On May 26, 2022, the Plan was amended and restated by the Registrant’s stockholders to increase the number of shares of Common Stock reserved for future issuance pursuant to the Plan by 1,500,000 shares (File
No. 333-266337).
On May 1, 2025, the Plan was further amended and restated by the Registrant’s stockholders to increase the number of shares of Common Stock reserved for future issuance pursuant to the Plan by 2,500,000 shares (such shares are being registered under this Registration Statement on Form
S-8).

The Plan provides for possible adjustment of the number of and class of and/or price of shares subject to outstanding awards, in the event of certain capital or other changes affecting the Common Stock. Thus, in addition to the above stated 2,500,000 shares, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement on Form
S-8
also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment.

(2)
Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on April 28, 2025.